EXHIBIT 10.1


                          AMENDMENT TO LEASE AGREEMENT
                          ----------------------------

         It is understood and agreed on this 12th day of February, 2004 that the Lease Agreement dated July 21, 1999, together with any prior amendments thereto, between JOPPA GREEN II LIMITED PARTNERSHIP, LLLP, as Landlord, and BAY NATIONAL CORPORATION, as Tenant, for the Leased Premises situated at 2328 W. Joppa Road, in the County of Baltimore, State of Maryland is hereby amended and modified as follows:

         1. Leased Premises. It is understood and agreed that the Leased Premises containing approximately 5,130 usable square feet is hereby increased to contain approximately 5,970 usable square feet as outlined in red on the attached Exhibit "A". The additional 840 square feet is hatched in red on this same attached Exhibit "A".

         2. Term: It is understood and agreed that the Term of this Lease shall commence on March 1, 2004 and shall be for a period of one (1) year to terminate February 28, 2005.

         3. Rent. It is understood and agreed that effective March 1, 2004, Tenant agrees to pay minimum annual rent in the amount of One Hundred Seventy Five Thousand Nine Hundred Ninety Five Dollars and Sixty Cents ($175,995.60) payable in equal monthly installments of Fourteen Thousand Six Hundred Sixty Six Dollars and Thirty Cents ($14,666.30). The aforementioned amount does include a twelve percent (12%) public factor.

         4. Tenant Improvements. It is understood and agreed that Landlord will have no obligation to make any alterations, modifications, additions and/or improvements to the Leased Premises, and the Tenant accepts the Leased Premises on an "AS IS" basis. However, Landlord does agree to provide to Tenant a $7.00 per square foot tenant improvement allowance or $5,880.00 based on 840 usable square feet. Said allowance shall be paid to Tenant upon presentation from Tenant to Landlord of the appropriate construction invoices for Tenant's improvements to the Leased Premises.

        It is further understood and agreed that the terms, covenants and conditions of the above-mentioned Lease Agreement and any prior amendments thereto except as the same are amended or modified herein are hereby ratified and confirmed to the end that the same shall remain in full force and effect as therein provided.

WITNESS:                       LANDLORD:
                               JOPPA GREEN II LIMITED PARTNERSHIP, LLLP
                               By:      MacKenzie Properties, Inc.
                                        General Partner

/s/ Lea Ann Stringer           By:      /s/ Gary T. Gill
--------------------                    ----------------
                                        Gary T. Gill, Executive Vice President

WITNESS:                       TENANT:  BAY NATIONAL CORPORATION

/s/ Mark A. Semanie            By:      /s/ Hugh W. Mohler
-------------------                     ------------------
                                        Hugh W. Mohler, Director


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